Exhibit 23.2

[Letterhead of “GLJ Petroleum Consultants LTD.”]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Annual Report on Form 10-K of Marathon Oil Corporation ("the Company"), to our summary reports on audits of the estimated quantities of certain proved reserves of oil and gas, net to the Company's interest, and to such report and this consent being filed as exhibits to this Form 10-K. We also consent to the incorporation by reference of such reports in the Registration Statements indicated below.

Form S-3ASR:	Relating to:

Reg. No.	333-194226	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units

Form S-8:	Relating to:

Reg. No.	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	33-41864	1990 Stock Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan
	333-181301	Marathon Oil Corporation 2012 Incentive Compensation Plan

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed By”

Tim R. Freeborn, P. Eng
Vice President

Calgary, Alberta
February 23, 2016